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                                                                    EXHIBIT 23.2


                          Independent Auditors Consent


The Board of Directors
ENSCO International Incorporated:

We consent to the incorporation by reference in this registration statement on Form S-8 of ENSCO International Incorporated (ENSCO) of our report dated June 24, 2002, with respect to the consolidated balance sheet of ENSCO as of December 31, 2001, and the related consolidated statements of income and cash flows for the year then ended. Our report refers to a change in the method of accounting for derivative financial instruments.

/s/ KPMG LLP

Dallas, Texas
August 6, 2002